SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Docent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

2444 CHARLESTON ROAD
MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2002

TO THE STOCKHOLDERS:

Our Annual Meeting will be held on Friday, June 7, 2002, at 10:00 a.m. at our Company’s executive offices at 2444 Charleston Road, Mountain View, California. The purpose of the meeting is to:

1.	Elect two (2) Class II directors to hold office for a three-year term.

2.	Ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2002.

3.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Stockholders of record at the close of business on April 26, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments or reschedulings thereof.

By	Order of the Board of Directors

Da	vid R. Ellett
Chairman of the Board

May 10, 2002
Mountain View, California

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

DOCENT, INC.
2444 CHARLESTON ROAD
MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Docent, Inc., a Delaware corporation (the “Company”), is soliciting the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Friday, June 7, 2002, at 10:00 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at our principal executive offices at 2444 Charleston Road, Mountain View, California. Our telephone number is (650) 934-9500. The date of this proxy statement is May 10, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to our stockholders.

GENERAL INFORMATION

Certain Financial Information.    Please note that our financial statements and related information are included with our 2001 Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Voting Securities.    Only stockholders of record as of the close of business on April 26, 2002 (the “Record Date”) will be entitled to vote at the meeting and any adjournment. As of the Record Date, there were 42,758,172 shares of Docent common stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote on the proposals presented in this Proxy Statement for each share of stock held.

Solicitation of Proxies.    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others, in order to forward on to such beneficial owners. We will reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. The solicitation of proxies through this Proxy Statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Docent. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies through the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you do not indicate a choice on the proxy, your shares will be voted “FOR” all nominees and “FOR” the ratification of independent public accountants. The shares will be voted as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. A stockholder giving a proxy has the power to revoke it at any time before it is voted by (i) delivering to Docent’s Secretary either a written instrument revoking the proxy or a valid proxy with a later date, or (ii) attending the meeting and voting in person.

Quorum.    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD FROM” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the Annual Meeting (the “Votes Cast”).

Abstentions.    While there is no definitive or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes.    We will count broker non-votes in determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS

There are seven authorized seats on the Board of Directors pursuant to Docent’s Bylaws. Our Bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class I currently has two members, Class II currently has two members, and Class III currently has three members. The two Class II directors to be elected at the 2002 Annual Meeting are to be elected to hold office until the year 2005 Annual Meeting or until their successors have been elected and qualified.

The Company’s nominees for election at the Annual Meeting of Stockholders to Class II of the Board of Directors are Messrs. Hall and Mandelkern. If a nominee should unexpectedly decline to serve or become unavailable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

If a quorum is present and voting at the Annual Meeting, the two nominees for the Class II director receiving the highest number of affirmative votes will be elected as Class II directors. Votes withheld from any director are counted for the purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF KEVIN G. HALL AND DAVID MANDELKERN AS CLASS II DIRECTORS.

Nominees and Other Directors

The following table sets forth the name and age of each nominee and each director of Docent whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Docent. Each nominee is currently serving as a director of Docent. There are no family relationships among any directors or executive officers.

Nominees for Election as Class II Directors for a Term Expiring in 2005

Name	Principal Occupation During Past Five Years	Age	Director Since
Kevin G. Hall	Mr. Hall has been a General Partner of Norwest Venture Partners since 1993. Prior to joining Norwest, Mr. Hall was a Principal at Brentwood Associates. Mr. Hall currently serves on the board of directors of numerous privately held companies.	43	1997
David Mandelkern	Mr. Mandelkern co-founded Docent in June 1997. He has been Docent’s Chief Technology Officer since August 1998 and also served as President and Chief Executive Officer from January 1998 to July 1998. Before co-founding Docent, Mr. Mandelkern founded and served from July 1993 to June 1997 as President of AlmondSeed Software, a provider of UNIX utility software. From October 1996 to June 1997, Mr. Mandelkern was a consultant to Stanford Testing Systems, Inc., the predecessor to Docent.	42	1997

Name	Principal Occupation During Past Five Years	Age	Director Since
Incumbent Class III Directors Serving for a Term Expiring in 2003
David R. Ellett
Mr. Ellett has been Docent’s Chairman of the Board of Directors since January 2000. Mr. Ellett served as Docent’s Chief Executive Officer from December 2001 to April 2002, and President and Chief Executive Officer from July 1998 to December 2001. From April 1997 to July 1998, Mr. Ellett served as Chief Operating Officer of Business Objects, Inc. From January 1994 to April 1997, Mr. Ellett served as Corporate Vice President of Worldwide Education at Oracle Corporation. In addition, Mr. Ellett spent 13 years at Electronic Data Systems, most recently as President of the Performance Service Group from 1991 to 1994.
		47	1998
Ali R. Kutay
Mr. Kutay is the Chairman and Chief Executive Officer of AltoWeb, Inc., a provider of e-business infrastructure software, which he founded in December 1998. From March 1997 to October 1998 he was a director, President and Chief Executive Officer of WebLogic, Inc., a Java-based application server company which was merged with BEA Systems, Inc. in October 1998. Previously he was the President and CEO of Lockheed Martin Corporation’s Commercial Software Business Unit, Formtek, from January 1990 to May 1997. Mr. Kutay currently serves on the board of directors of BroadWare Technologies, Inc., a privately held company.
		46	2000
Robert A. Lauer	Mr. Lauer retired from Accenture in August 2000, having most recently served as managing partner of Andersen Consulting’s eHuman Performance global line of business. During his 31-year career at Andersen Consulting, he served in numerous other managing partner leadership roles including: Global Change Management-Communications & High Tech industries; and Americas Change Management practice. Mr. Lauer also serves on the board of directors of Pioneer-Standard Electronics, Inc. and Axentis, and on the Advisory Board of Corpedia, Inc.	58	2000
Incumbent Class I Directors Serving for a Term Expiring in 2004
R. Andrew Eckert
Mr. Eckert has been Docent’s President and Chief Executive Officer since April 2002, and was President and Chief Operating Officer from December 2001 to April 2002. From December 2000 until joining Docent, Mr. Eckert worked as an independent consultant. From February 1990 to December 2000, Mr. Eckert held numerous executive and director positions at Adac Laboratories. Mr. Eckert was elected a director at Adac Laboratories in April 1996 and Chairman of the Board in April 1999, and served in this capacity until December 2000. Mr. Eckert also served as Chief Executive Officer of Adac Laboratories from August 1997 to December 2000. Mr. Eckert currently serves on the board of directors of CardioNow, Inc., a privately held company.
		40	2002
Jos C. Henkens	Mr. Henkens is a General Partner of Advanced Technology Ventures, a venture capital firm focused on emerging growth companies in the Internet, communications and healthcare industries, with which he has been associated since January 1983. Mr. Henkens currently serves on the board of directors of Actel Corporation and Credence Systems Corporation, as well as a variety of other privately held companies.	49	1997

Board and Committees Meetings

During the fiscal year ended December 31, 2001, our Board of Directors held six meetings, including regular meetings and special meetings. We currently have an Audit Committee and a Compensation Committee.

Our Audit Committee met four times in fiscal 2001. The Audit Committee reviews our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders, and, as appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs. During fiscal 2001, Messrs. Hall, Henkens and Kutay, all non-employee directors, constituted the Audit Committee. For additional information regarding the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

Our Compensation Committee met three times in fiscal 2001. The Compensation Committee reviews salaries and other compensation arrangements for Docent’s officers and directors, and reviews the administration of our stock option and stock purchase plans. During fiscal 2001, Messrs. Hall and Henkens constituted the Compensation Committee. For additional information regarding the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

During fiscal 2001, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which they served

Compensation of Directors

Members of the Board have not historically received any cash compensation from Docent for their services as directors, although they may be reimbursed for their expenses in connection with their attendance at Board of Directors and committee meetings.

Each outside director receives an initial stock option grant under Docent’s 2000 Omnibus Equity Incentive Plan. This initial grant is a ten-year non-statutory option to purchase 40,000 shares of Docent common stock with an exercise price equal to the market closing price of Docent stock on the date of grant. These options vest over four years, with 25% vesting on the first anniversary date of the grant or May 23, 2001, whichever is later, and 1/48th vesting monthly thereafter for the following thirty-six months. For continuing outside directors, a renewal grant is also made effective with each regularly scheduled annual stockholder meeting following the meeting at which they were appointed. Renewal grants are ten-year non-statutory options to purchase 10,000 shares of Docent common stock with an exercise price equal to the market closing price of Docent stock on the date of grant. Vesting for renewal grants is in twelve equal monthly installments over one year, and commences one month after the date that the last installment of the last option held by such director vests.

During fiscal 2001, Messrs. Hall, Henkens, Kutay and Lauer were each granted a renewal grant of 10,000 non-statutory options at an exercise price of $7.30 per share which vests in twelve equal monthly installments over one year, commencing one month after the date that the last installment of the last option held by such director vests.

Mr. Lauer has provided consulting services to Docent since September 2000 on a part-time employee basis, in exchange for cash compensation and stock options. In September 2001 Mr. Lauer and Docent agreed to reduce the amount of services Mr. Lauer was providing Docent as a part-time employee. As a result Docent canceled 46,000 unvested non-statutory stock options with an exercise price of $3.50 per share that had been originally granted to Mr. Lauer in September 2000. Mr. Lauer’s remaining unvested 24,000 stock options related to his part-time employment will vest at a rate of 1,000 shares per month from October 1, 2001 through September 1, 2003. Mr. Lauer received $80,750 in cash compensation for his services to Docent as a part-time employee during fiscal 2001.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2002. Ernst & Young LLP has acted in this capacity since its appointment in fiscal 2001. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP is not required by Docent’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent public accountants at any time during the year, if they determine that such a change would be in the best interests of Docent and its stockholders.

In February 2001 Docent dismissed PricewaterhouseCoopers LLP as its independent public accountants. The Audit Committee participated in, and approved, the decision to change independent public accountants. The decision was made because Docent planned to enter into discussions with PricewaterhouseCoopers LLP over a potential strategic partnership. At the time the decision was made, the reports of PricewaterhouseCoopers LLP on Docent’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for Docent’s two most recent fiscal years and through the effective time of the decision, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP during fiscal 2001 for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $230,000.

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP during fiscal 2001 for the audit of the Company’s annual financial statements for the year ended December 31, 2000 totaled $152,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed to the Company by Ernst & Young LLP or PricewaterhouseCoopers LLP during fiscal 2001 for financial information systems design and implementation.

All Other Fees

The aggregate fees billed to the Company by Ernst & Young LLP during fiscal 2001 for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, totaled $394,000. These services included mergers & acquisition consulting and general tax and accounting advisory services.

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP during fiscal 2001 for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, totaled $21,000. These services included general tax and accounting advisory services.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of the independent public accountants.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote is required to ratify the selection of Ernst & Young LLP. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal 2001, the Committee periodically:

•	reviewed the unaudited and audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP,

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young,

•	reviewed the Company’s financial controls and financial reporting process, and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Committee also reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee periodically met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Committee has discussed with Ernst & Young LLP their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Ernst & Young LLP’s non-audit services (principally general tax and accounting advisory services) with the standards for auditors’ independence. The Committee discussed with Ernst & Young LLP the overall scope and plans for their audit.

The Directors who serve on the Committee are all “independent” for purposes of the rules of the Nasdaq National Market, and further all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Committee has adopted a written charter. During fiscal 2001, the Committee met four times.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

The foregoing Audit Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

AU	DIT COMMITTEE OF
TH	E BOARD OF DIRECTORS

Ke	vin G. Hall
Jos	C. Henkens
Ali	R. Kutay

STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Docent’s common stock as of the Record Date by: (i) all those known by Docent to be beneficial owners of more than five percent of its common stock; (ii) the Chief Executive Officer and each other executive officer of Docent named in the Summary Compensation Table (the “Named Executive Officers”); (iii) each director and director-nominee of Docent; and (iv) all current executive officers and directors of Docent as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of the Record Date are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated, and subject to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

Applicable percentage ownership in the following table is based on 42,758,172 shares of common stock outstanding as of the Record Date.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Norwest Venture Partners VI, LP(1)	7,850,254	18.36%
Advanced Technology Ventures IV, LP(2)	4,555,374	10.65%
Van Wagoner Capital Management, Inc.(3)	4,045,603	9.46%
Accenture(4)	2,396,932	5.61%
Directors and Executive Officers:
R. Andrew Eckert(5)	4,000	*
David R. Ellett(6)(7)	1,483,523	3.47%
Mary A. Egan Lorigan(8)	455,068	1.06%
David Mandelkern(7)(9)	1,036,977	2.43%
Arthur T. Taylor(10)	100,758	*
Richard L. Dellinger(11)	257,000	*
Daniel E. Epel(12)	65,197	*
Kevin G. Hall(7)	40,000	*
Jos C. Henkens(13)	84,382	*
Ali R. Kutay(14)	44,000	*
Robert A. Lauer(7)(15)	114,000	*
All current directors and executive officers as a group ([13] persons)(7)(16)	3,412,881	7.98%

*	Less than 1% of the outstanding shares of common stock.

(1)
Principal address is 525 University Avenue, Suite 800, Palo Alto, California 94301. According to the Schedule 13G filed with the SEC dated February 13, 2002, Itasca VC Partners VI, LLP is the general partner of Norwest Venture Partners VI, LP and has the sole voting and investment power over the shares held by Norwest Venture Partners VI, LP. General Partners George J. Still and John P. Whaley share the investment and voting power over Docent shares beneficially owned by Itasca VC Partners VI, LLP. Kevin G. Hall, a partner of Itasca VC Partners VI, LLP and one of our directors, disclaims beneficial ownership of the shares held by Norwest Venture Partners VI, LP except to the extent of his pecuniary interest therein.

(2)
Principal address is 281 Winter Street, Suite 350, Waltham, Massachusetts 02451. According to the Schedule 13G filed with the SEC dated February 12, 2002, ATV Associates IV, LP is the general partner of Advanced Technology Ventures IV, LP and has shared voting and investment power over the shares held by Advanced Technology Ventures IV, LP. General partners Jos C. Henkens, one of the Docent’s directors, Michael E. Frank, Pieter J. Schiller and Steven N. Baloff share the investment and voting power over shares beneficially owned by ATV Associates IV, LP. Except for Advanced Technology Ventures IV, LP, each of the reporting persons disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(3)
Principal address is 345 California Street, Suite 2450, San Francisco, California 94104. According to the Schedule 13G filed with the SEC dated February 7, 2002, Van Wagoner Capital Management, Inc. is the investment advisor to Van Wagoner Funds, Inc. Van Wagoner Funds, Inc. has sole voting power over 3,853,348 of the shares beneficially owned by Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. Van Wagoner Capital Management, Inc. has sole investment power over the 4,045,603 shares owned.

(4)
Principal address is 1661 Page Mill Road, Palo Alto, California 94304. Excludes 793,432 shares owned by Accenture Technology Ventures BV as to which Accenture disclaims beneficial ownership. Includes 2,396,932 shares of common stock issuable upon the exercise of a warrant with an exercise price of $7.52 per share within sixty days after April 26, 2002.

(5)
Mr. Eckert joined Docent as President and Chief Operating Officer in December 2001. He became President and Chief Executive Officer in April 2002, and was appointed by the Board of Directors to fill a vacant Class I director seat on April 23, 2002.

(6)
Includes 602,343 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon employment termination. Includes shares held by Mr. Ellett as a joint trustee of the Ellett Family Trust. Also includes shares held by the Ellett Irrevocable Trust and the Charitable Lead Trust, as to which Mr. Ellett’s father-in-law serves as trustee.

(7)
Includes a portion of shares exercised prior to vesting due to early exercise provisions for stock options granted under Docent’s 1997 Stock Option Plan. Any unvested options are subject to repurchase by Docent upon employment termination or termination of services as a director.

(8)	Includes 324,018 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon employment termination.

(9)	Includes 117,718 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which shares would be subject to repurchase by Docent upon employment termination.

(10)	Includes 99,738 shares issuable upon exercise of options within sixty days of the Record Date.

(11)
Includes 3,000 shares issuable upon exercise of options within sixty days of the Record Date. Mr. Dellinger served as Vice President, Engineering until February 2002. As a result of Mr. Dellinger’s termination of employment, his options will expire between April 29, 2002 and May 29, 2002, after which time the 3,000 options will no longer be exercisable if Mr. Dellinger has not already exercised them. Also includes 13,000 shares held by each of Mr. Dellinger’s children, Elisabeth A. Dellinger and James R. Dellinger.

(12)
Includes 63,279 shares issuable upon exercise of options within sixty days of the Record Date. Mr. Epel served as Vice President, Corporate & Business Development until February 2002. As a result of Mr. Epel’s termination of employment, his options will expire on May 23, 2002, after which date the 63,279 options will no longer be exercisable if Mr. Epel has not already exercised them.

(13)
Includes 40,000 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon termination of Mr. Henken’s services as a director.

(14)
Includes 44,000 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon termination of Mr. Kutay’s services as a director.

(15)	Includes 24,000 shares held as general partner of Earl’s Island FLP, a family limited partnership.

(16)	Includes 1,275,053 shares issuable upon exercise of options within 60 days of the Record Date.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of two non-employee directors, Messrs. Hall and Henkens. The Compensation Committee met three times in fiscal 2001.

Executive Compensation Philosophy and Objectives

Docent’s executive compensation philosophy is based on a series of guiding principles derived from Docent’s values, business strategy, and management requirements. These principles are summarized as follows:

•	provide competitive levels of total compensation which will enable Docent to attract and retain the best possible executive talent;

•	motivate executives to achieve optimum performance;

•	align the financial interests of executives and stockholders through equity-based plans; and

•	provide a total compensation program that recognizes individual contributions as well as overall business results.

The Compensation Committee annually reviews the Company’s executive compensation programs and policies in light of the above philosophy as well as changes and trends in the external market place. In addition, the Compensation Committee reviews the Company’s incentive plan designs and performance linkage to ensure that programs continue to support the Company’s strategic and operational goals.

Components of Compensation

The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of Docent and establishes and reviews general policies relating to compensation and benefits of employees of Docent. The Compensation Committee is also responsible for the administration of Docent’s stock option plans. There are three major components to Docent’s executive compensation: base salary, incentive (bonus) payments, and long-term incentives in the form of stock options.

Base Salary.    In setting compensation levels for executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions in the industry. Individual executive officer base compensation may vary based on time in the position, assessment of individual performance, salary relative to internal and external equity, and critical nature of the position relative to the success of Docent.

Incentive Bonuses.    The incentive bonus program provides a variable compensation opportunity for the executive officers. An incentive bonus, if any, is based on the Compensation Committee’s discretionary evaluation of a combination of Docent’s financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives, such as new product development milestones, marketing/sales results and productivity enhancements.

Long-Term Incentives.    The long-term performance-based compensation of executive officers takes the form of stock option grants under Docent’s stock option plans. The Compensation Committee believes that the equity-based compensation ensures that the Docent’s executive officers have a continuing stake in the long-term success of Docent. All stock options grants to executive officers in fiscal 2001 were granted under the 2000 Omnibus Equity Incentive Plan. Stock options are granted at an exercise price equal to the fair market value of the Docent’s common stock on the date of grant. The options generally vest over a four-year period and have a ten-year term. In connection with the initial public offering of Docent in fiscal 2000, stock options were granted under the 1997 Stock Option Plan, and certain executive officers exercised their options prior to such options vesting, in each case with the unvested shares subject to repurchase at cost by Docent if the executive officer’s employment terminates for any reason. Docent has not issued stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock, or stock bonus awards to any executive officers under any of Docent’s stock option plans.

Chief Executive Officer Compensation

The Chief Executive Officer’s salary, bonus and equity grants follow the policies set forth above. Mr. Ellett served as Docent’s Chief Executive Officer from July 1998 until April 2002 when he transitioned to the role of Chairman of the Board. During fiscal 2001, Mr. Ellett’s base salary earned was $267,267. Mr. Ellett’s base salary was set at a level which the Compensation Committee felt would be competitive with the base salary levels in effect for Chief Executive Officers at similarly-sized companies in the industry. Mr. Ellett was also paid a cash incentive bonus of $130,726, based on the Compensation Committee’s discretionary evaluation of Docent’s actual to targeted performance objectives, with adjustments made for Mr. Ellett’s individual performance. Mr. Ellett was granted stock options in fiscal 2001 to purchase 325,000 shares of Docent’s common stock. In determining the size of the option grants, the Compensation Committee took into account market data from companies similar in size and complexity to Docent, as well as the number of stock options previously granted to Mr. Ellett.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a public corporation’s tax deduction for individual compensation exceeding $1.0 million in any taxable year paid to the Corporation’s Chief Executive Officer or any other of the four most highly compensated executive officers, subject to several exceptions, including an exception for compensation that is performance-based within the meaning of section 162(m). In order to qualify as performance-based, compensation must be determined based on pre-established objective performance criteria and must be contingent on stockholder approval. Docent believes that it is in the best interests of its stockholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. The Compensation Committee believes that all compensation realized in 2001 by Docent’s executive officers is deductible under Section 162(m).

The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Docent specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

CO	MPENSATION COMMITTEE OF
TH	E BOARD OF DIRECTORS

Ke	vin G. Hall
Jos	C. Henkens

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2001 consisted of Messrs. Hall and Henkens, neither of whom is or has been an officer or employee of the Company. No member of the Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation of Docent’s five most highly compensated executive officers at December 31, 2001, including Docent’s Chief Executive Officer, collectively referred to in this Proxy Statement as the Named Executive Officers:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)
David R. Ellett Chairman and Former President and Chief Executive Officer(2)	2001 2000 1999	267,267 255,469 229,327	130,726 336,645 318,474	325,000 675,000 —
Mary A. Egan Lorigan Senior Vice President, Worldwide Sales(3)	2001 2000 1999	184,914 164,437 31,066	130,527 113,865 250,000	60,000 175,000 262,100
Arthur T. Taylor Vice President and Chief Financial Officer(4)	2001 2000 1999	209,810 — —	43,750 — —	275,000 — —
Richard L. Dellinger Vice President, Engineering(5)	2001 2000 1999	190,105 180,110 168,173	42,929 62,274 46,875	40,000 245,000 62,500
Daniel E. Epel Vice President, Corporate & Business Development(6)	2001 2000 1999	198,895 — —	31,299 — —	225,000 — —

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2)
Mr. Ellett served as President and Chief Executive Officer of Docent until December 2001, and as Chief Executive Officer until April 2002. Mr. Ellett continues to serve as Chairman of the Board of Docent.

(3)	Ms. Egan Lorigan joined Docent in October 1999 and was promoted to Senior Vice President, Worldwide Sales in October 2000.

(4)	Mr. Taylor joined Docent in March 2001.

(5)	Mr. Dellinger joined Docent in November 1997, serving as Vice President, Engineering, and left in February 2002.

(6)	Mr. Epel joined Docent in January 2001, serving as Vice President, Corporate & Business Development, and left in February 2002.

OPTION GRANTS IN FISCAL 2001

The following table sets forth information concerning grants of stock options to purchase our common stock made during fiscal 2001 to the Named Executive Officers.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal 2001	Exercise Price Per Share ($/sh) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
David R. Ellett(4)	325,000	7.09	$3.67	4/24/2011	$750,240	$1,901,244
Mary A. Egan Lorigan(5)	60,000	1.31	3.67	4/24/2011	$138,506	$350,999
Arthur T. Taylor(6)	275,000	6.00	3.27	4/19/2011	$565,628	$1,433,405
Richard L. Dellinger(7)	40,000	*	3.67	4/24/2011	$92,337	$233,999
Daniel E. Epel(8)	225,000	4.91	6.94	1/15/2011	$982,184	$2,489,031

*	Less than 1%.

(1)	All of the above options are subject to the terms of our 2000 Omnibus Equity Incentive Plan and are exercisable only as they vest. The options have a term of ten years from the date of grant.

(2)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(3)
Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

(4)	30,000 shares vest each quarter beginning June 30, 2002 through September 30, 2004. The remaining 25,000 shares vest on December 31, 2004.

(5)	5,000 shares vest each quarter beginning June 30, 2002 through March 31, 2005.

(6)	25% vests on March 26, 2002, and 1/48th vests monthly thereafter for the following thirty-six months.

(7)
3,000 shares vest each quarter beginning December 31, 2001 through December 31, 2002. 3,250 shares vest each quarter beginning March 31, 2003 through December 31, 2003. 4,000 shares vest each quarter beginning March 31, 2004 through September 30, 2004.

(8)	25% vests on January 16, 2002, and 1/48th vests monthly thereafter for the following thirty-six months.

AGGREGATED OPTION EXERCISES IN FISCAL 2001
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises during 2001 and unexercised options outstanding on December 31, 2001 with respect to each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/ Unexercisable (#) (1)	Value of Unexercised In-the-Money Options at 12/31/01 Exercisable/ Unexercisable ($) (1)(2)
David R. Ellett	—	—	0/900,000	$0/$651,000
Mary A. Egan Lorigan	—	—	10,920/355,130	$23,696/$314,932
Arthur T. Taylor	—	—	0/275,000	$0/$0
Richard L. Dellinger	—	—	36,436/281,064	$82,545/$325,380
Daniel E. Epel	—	—	0/225,000	$0/$0

(1)
Due to early exercise provisions for stock option grants made under the 1997 Stock Option Plan, all options granted under such plan, whether vested or unvested, are fully exercisable. The shares underlying unvested options, if exercised prior to vesting, would be subject to repurchase by Docent at a price equal to the option exercise price. Stock option grants made under the 2000 Omnibus Equity Incentive Plan have no such early exercise provision. For purposes of this table, only those options that are unexercised and vested and exercisable are considered to be exercisable options.

(2)	Based on a fair market value of $3.17 per share as of December 31, 2001, the closing sale price of our common stock on that date as reported by the Nasdaq National Market.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash commencing on September 29, 2000 and ending on December 31, 2001 (fiscal year end) for (i) Docent’s common stock, (ii) the Nasdaq National Market (U.S. Companies) Index (“Nasdaq U.S. Index”) and (iii) the Nasdaq Computer and Data Processing Services Group Index (“Nasdaq Computer & Data Process”). All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each month. Docent has never paid a dividend and does not expect to in the near future.

		Indexed Returns
		Months Ending
Company / Index	29-Sep-00	Dec-00	Mar-01	Jun-01	Sep-01	Dec-01
Docent, Inc.	100	79.55	30.11	90.91	18.82	28.82
Nasdaq U.S. Index	100	66.96	49.98	58.90	40.87	53.13
Nasdaq Computer & Data Process	100	61.75	45.05	58.66	35.88	49.73

(1)
The information contained in the Performance Graph is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Docent under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Limitation on Liability and Indemnification Matters

Docent’s certificate of incorporation limits the liability of its directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any liability arising with respect to (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) any transaction from which the director derived an improper personal benefit.

Docent’s certificate of incorporation and bylaws further provide that Docent is required to indemnify its directors and executive officers and may indemnify other officers and employees and agents to the fullest extent permitted by Delaware law. Docent believes that indemnification under its certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

Docent has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in its certificate of incorporation. These agreements, among other things, require Docent to indemnify these directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in Docent’s right, arising out of that person’s services as a director or officer of Docent or any of Docent’s subsidiaries or any other company or enterprise to which the person provides services at Docent’s request. Docent believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Transactions with Management and Others

Except as described below or otherwise described under “Executive Compensation” and “Compensation of Directors”, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were, or are, to be a party and in which any executive officer, director or 5% beneficial owner of our common stock, or members of the immediate family of them, had, or will have, a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of the Company is an executive officer, or of which a director of the Company owns equity interest in excess of 10%, involving payment for property or services in excess of 5% of our consolidated gross revenues for fiscal 2001.

Mr. Ellett is indebted to the Company in the amount of $103,000 plus interest accrued and unpaid since September 30, 1998 at the rate of 5.54% per year, in connection with a loan made to enable him to purchase 1,030,000 shares of common stock through the exercise of options. The loan is due at the earlier of Mr. Ellett’s sale or transfer of those shares, September 30, 2003, or upon Mr. Ellett’s termination of employment with Docent. Interest on the loan is due and payable on an annual basis over the term of the loan. The loan is secured by the shares acquired under the loan, and by a pledge of municipal bonds owned by Mr. Ellett. Mr. Ellett is also indebted to the Company in the amount of $100,000, plus interest accrued and unpaid since August 11, 2000 at the rate of 6.62% per year, in connection with a loan made to enable him to purchase 100,000 shares of common stock through the exercise of options. The loan is due at the earlier of Mr. Ellett’s sale or transfer of the shares, August 11, 2006, or five business days following his termination of employment with Docent. Interest on the loan is due and payable on an annual basis over the term of the loan. The loan is full-recourse and is secured by the shares acquired under the loan.

Mr. Mandelkern is indebted to the Company in the amount of $97,500 plus interest accrued and unpaid since June 27, 1997 at the rate of 6.00% per year, in connection with a loan made to enable him to purchase 975,000 shares of common stock. The loan is due at the earlier of Mr. Mandelkern’s sale or transfer of those shares, June 27, 2017, or upon Mr. Mandelkern’s termination of employment with Docent. Interest on the loan is due and payable on an annual basis over the term of the loan. The loan is secured by the shares acquired under the loan. Mr. Mandelkern is also indebted to the Company in the amount of $50,000, plus interest accrued and unpaid since August 16, 2000 at the rate of 6.62% per year, in connection with a loan made to enable him to purchase 50,000 shares of common stock through the exercise of options. The loan is due at the earlier of Mr. Mandelkern’s sale or transfer of the shares, August 16, 2006, or five business days following his termination of employment with Docent. Interest on the loan is due and payable on an annual basis over the term of the loan. The loan is full-recourse and is secured by the shares acquired under the loan. Mr. Mandelkern is also indebted to the Company in the amount of $50,000, plus interest accrued and unpaid since August 16, 2000 at the rate of 6.62% per year, in connection with a loan made to enable him to purchase 50,000 shares of common stock through the exercise of options. The loan is due at the earlier of Mr. Mandelkern’s sale or transfer of the shares, August 16, 2006, or five business days following his termination of employment with Docent. Interest on the loan is due and payable on an annual basis over the term of the loan. The loan is full-recourse and is secured by the shares acquired under the loan.

In March 2000, we entered into an alliance agreement with Accenture, which is a shareholder of ours. A retired Accenture partner is a member of our Board of Directors. The alliance agreement provides for the resale of our software products by Accenture, the submission of joint proposals to potential clients where either Docent would be subcontracting its services to Accenture or Accenture would be subcontracting its services to Docent; the alliance agreement also provides for revenue sharing. The alliance agreement is for an initial term of three years, terminating on March 31, 2003, with either party having the right to terminate the agreement without cause on 60 days’ notice. At December 31, 2001, an Accenture subsidiary held 793,432 shares of our common stock, and Accenture had warrants to purchase an additional 2,396,932 shares at $7.52 per share. These warrants expire on March 31, 2003. Accenture’s holdings in our common stock on December 31, 2001 represented approximately 7.5% of all registered outstanding shares of our common stock.

As part of the alliance agreement, Accenture resells our software products to third party customers. In 2001, Docent recognized $864,000 of revenue from Accenture as part of this resale arrangement. Pricing for Accenture resale agreements represents the fair value of comparable resale agreements with our other reseller partners. In 2000, Docent sold Accenture a Docent Enterprise software license for Accenture’s internal use and recognized $633,000 of associated revenue. Pricing for this internal use license represents the fair value of comparable agreements with unaffiliated third parties.

A component of the alliance agreement with Accenture is revenue sharing. When Accenture introduces Docent to prospective third party customers, Accenture is entitled to a portion of the contracted license fee, if we sell a license directly to such prospective third party customers. The negotiated revenue sharing amounts range from 10% to 30%, based on the amount of time and effort it takes to complete each sale. Our license revenue related to such sales is decreased by the revenue sharing amount due to Accenture. During 2001, we decreased our license revenue by $858,000 due to the revenue sharing agreement with Accenture. During 2000 and 1999, we did not record any Accenture revenue sharing sales. At December 31, 2001, we owed Accenture $301,000 related to license agreements signed that are subject to revenue sharing.

Docent subcontracted to Accenture $68,000 in 2001 and $11,000 in 2000 of consulting work for our third party customers. Accenture charges us its standard hourly rates for consulting. Accenture subcontracted to us consulting work for Accenture’s third party customers in the amount of $337,000 during 2001 and $60,000 during 2000. Docent charges Accenture its standard hourly rates for consulting, and records such amounts as service revenue.

Concurrent with the alliance agreement, we entered into a consulting services agreement with Accenture pursuant to which we committed to purchase a remaining amount of $1.4 million of consulting services from Accenture prior to April 1, 2003.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL AGREEMENTS

It is Docent’s practice to enter into Change in Control Agreements (“Agreements”) with its senior executive officers, including the Named Executive Officers. The terms of these Agreements may vary between officers. Mr. Ellett’s Agreement provides that if he terminates within twelve months following a Change in Control (as described below), either voluntarily because his responsibilities, duties or compensation are materially diminished or he is required to relocate to a worksite more than fifty miles away from his prior worksite, or involuntarily other than for cause, he is entitled to receive, in addition to any other payment which may be due him pursuant to his offer letter with the Company, a lump sum payment equal to twelve months of his then-current base salary and performance compensation and the vesting of all his unvested shares shall be accelerated as follows: (i) if the Change in Control occurs within one year after the date on which his employment with the Company commenced (the “Start Date”), 50% of his options that are unvested on the date of the Change in Control shall become vested; (ii) if the Change in Control occurs after the first anniversary of the Start Date and on or before the second anniversary of the Start Date, 75% of his options that are unvested on the date of the Change in Control shall become vested; and (iii) if the Change in Control occurs at any time after the second anniversary of the Start Date, 100% of his options that are unvested on the date of the Change in Control shall become vested. Docent’s Chief Financial Officer, Mr. Taylor, has an Agreement that is consistent with the terms in Mr. Ellett’s Agreement. Docent’s Senior Vice President, Worldwide Sales, Ms. Egan Lorigan, has an Agreement that provides that if she terminates within six months following a Change in Control (as described below), either voluntarily because her responsibilities, duties or compensation are materially diminished or she is required to relocate to a worksite more than fifty miles away from her prior worksite, or involuntarily other than for cause, she is entitled to receive, in addition to any other payment which may be due her pursuant to her offer letter with the Company, one year of accelerated vesting on all of her options that are unvested on the date of the Change in Control. Mr. Dellinger, Docent’s Vice President, Engineering until February 2002, had an Agreement with terms consistent to Ms. Egan Lorigan’s Agreement.

As defined in the Agreements, a “Change in Control” means (i) the sale, lease or other disposition of all or substantially all of the assets of Docent or (ii) an acquisition of Docent by another corporation or entity by consolidation, merger or other reorganization in which the holders of Docent’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, excluding any consolidation or merger effected exclusively to change the domicile of Docent.

Pursuant to Mr. Ellett’s offer letter with the Company, if his employment with Docent is involuntarily terminated at any time for any reason other than cause he is entitled to receive up to six months of his then-base salary and benefits, unless he becomes employed elsewhere during that six month period in which case he receives the lesser amount. Mr. Epel, Docent’s Vice President Corporate and Business Development until February 2002, was entitled to receive six months of his then-current base salary in the case of his involuntary termination for any reason other than cause, pursuant to his offer letter with the Company.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of Docent’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Docent with copies of all Section 16(a) forms they file.

To Docent’s knowledge, based solely on a review of the copies of such reports furnished to Docent and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Docent’s officers, directors and greater than ten percent beneficial owners were complied with for our 2001 fiscal year.

Stockholder Proposals

From time to time, Docent stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in Docent’s proxy statement and form of proxy in connection with our 2003 Annual Meeting of Stockholders. Such stockholder proposals must be submitted in writing to the Corporate Secretary of Docent no later than January 20, 2003 in order to be included in the proxy statement and form of proxy relating to Docent’s 2003 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Docent’s proxy statement and form of proxy.

Alternatively, under the Bylaws, any nominations or proposals which the stockholder does not seek to include in Docent’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be submitted in writing to our Corporate Secretary no later than April 8, 2003, nor earlier than March 9, 2003, and must otherwise satisfy the requirements of Docent’s Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, Docent may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors

Da	vid R. Ellett
Ch	airman of the Board

May 10, 2002

A COPY OF DOCENT’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, DOCENT, INC., 2444 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA, 94043.

PROXY                                                                                                                                                                   PROXY

Docent, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 7, 2002

The undersigned hereby appoints David R. Ellett and R. Andrew Eckert, or either of them, each with power of substitution, to attend and to represent the undersigned at the Annual Meeting of Stockholders of Docent, Inc. (the “Company”) to be held at the Company’s principal executive offices at 2444 Charleston Road, Mountain View, California on June 7, 2002 at 10:00 a.m. local time or at any adjournment or postponement thereof, and to vote the number of shares of stock of Docent the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOCENT.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED HEREIN MAY DETERMINE IN THEIR SOLE DISCRETION.

(Continued and to be signed on reverse side)

é FOLD AND DETACH HERE é

Docent, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:  ☒

1. Election of Directors:	For	Withhold
Nominees for Class II Director:		Authority
Kevin G. Hall	☐	☐
David Mandelkern	☐	☐

2. Ratification of selection of Ernst &
Young LLP as independent public accountants of
Docent for the fiscal year ending	For	Against	Abstain
December 31, 2002.	☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Docent, (b) accompanying Proxy Statement and (c) Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Dated:                        , 2002

Signature(s):

Please sign exactly as your name appears on your stock certificate.

é FOLD AND DETACH HERE é

YOUR VOTE IS IMPORTANT!

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.